Exhibit 99.1

FOR IMMEDIATE RELEASE

PRESS RELEASE

December 5, 2011

River Rock Entertainment Authority Announces Receipt of Requisite Consents Pursuant to the
Exchange Offer and Consent Solicitation Relating to its 9¾% Senior Notes Due 2011

Geyserville, CA. December 5, 2011—River Rock Entertainment Authority (the “Authority”), a governmental instrumentality of the Dry Creek Rancheria Band of Pomo Indians, a federally recognized tribe and the operator of the River Rock Casino in Sonoma County, California, announced that, in connection with its ongoing offer to exchange its 9¾% Senior Notes due 2011 (the “Existing Notes”), as of 5:00 pm (New York City time) today, the Authority had received tenders of an aggregate principal amount of Existing Notes of $184.07 million, which represents 92.03% of the total principal amount of outstanding Existing Notes.

These tenders also constitute consents to the adoption of certain amendments to the indenture governing the Existing Notes and related collateral documents and the waiver of existing defaults or events of default under the indenture and the right to have the Authority file reports with the Securities and Exchange Commission (the “SEC”).  These amendments and waivers required the consent of holders of 66-2/3% in aggregate principal amount of the outstanding Existing Notes which has now been obtained.  The Authority and the Tribe expect to enter into a First Supplemental Indenture and amendments to the collateral documents with U.S. Bank National Association, as trustee for the Existing Notes, as soon as possible to implement the amendments.  The First Supplemental Indenture will become effective upon execution.  Existing Notes tendered and consents delivered may no longer be withdrawn or revoked after the date when the First Supplemental Indenture becomes effective (the “Withdrawal Deadline”).

The Authority also announced today that it has decided to increase the interest rate offered on the New Series B Notes to 8.0% from 7.5% and to extend the Consent Date by which Holders who tender their Existing Notes and deliver corresponding consents will receive the Consent Premium to 12:00 Midnight (New York City time) on December 7, 2011.  Holders who have already tendered Existing Notes and delivered consents with respect thereto will be permitted to modify any previously-made election for New Series A or New Series B Notes with respect to tendered Existing Notes until the Withdrawal Deadline.

The offer and consent solicitation is being made exclusively pursuant to, and upon the terms and subject to the conditions set forth in, the Offering Circular and Consent Solicitation Statement of the Authority, dated November 18, 2011 (the “Offering Circular”) and the related Letter of Transmittal and Consent, which have been furnished to holders of Existing Notes.  The Authority expects to furnish promptly to holders offer materials reflecting the amendments announced today. Please refer to these materials and to the procedures described under “Withdrawal of Tenders and Revocation of Consents” in the Offering Circular and contact DF King & Co. Inc., the Information for the exchange offer and consent solicitation, at (800) 714-3313 if you have any questions regarding how to change your election for New Notes.

This press release is not an offer to exchange any Existing Notes, a solicitation of an offer to exchange any Existing Notes, a solicitation of consents with respect to the Existing Notes, an offer to sell any New Notes or the solicitation of an offer to buy any New Notes. The New Notes are being offered pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) contained in Section 3(a)(9) of the Securities Act. The Authority has not filed and will not file a registration statement under the Securities Act with respect to the offer of New Notes pursuant to the offer and consent solicitation.

River Rock Entertainment Authority

The Authority is a Tribal governmental instrumentality of the Dry Creek Rancheria Band of Pomo Indians, a federally recognized self-governing Indian tribe.  The Tribe has approximately 1,000 enrolled members and 93-acres of trust land in Sonoma County, California.

Forward-Looking Statements

This press release contains certain “forward-looking statements.”  The words “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements.  These statements are based on management’s expectations, assumptions and projections about our business as of the time the statements are made.  These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results or events to differ materially from our past performance and our current expectations, assumptions and projections.  Differences may result from actions taken by us as well as from risks and uncertainties beyond our control.

Factors that may cause the Authority’s actual results to differ materially from those expressed or implied by the forward-looking statements in this press release include but are not limited to those detailed from time to time in the Authority’s filings with the SEC, including those factors contained in the section entitled “Risk Factors” in Exhibit 99.2 to our Form 8-K filed with the SEC on October 20, 2011, the section entitled “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 and the section entitled “Certain Considerations” set forth in the Offering Circular.  All forward-looking statements in this press release are expressly qualified by information in the Authority’s filings with the SEC.  For example, factors that could cause actual results to vary from our expectations include, but are not limited to:

• our ability to consummate the Offer and Consent Solicitation;

• the continued willingness of our creditors to work with us towards completing our proposed restructuring or any other transaction that may be necessary to restructure our debt;

• our ability to generate cash flow from our casino;

• the ability of our casino to compete with established or future gaming operators, particularly in the Northern California gaming market;

• the dependence of our casino on a regional gaming market;

• our casino is in a single location and is not diversified;

• our ability to realize the benefits of our business and marketing strategy;

• our levels of debt and leverage and our ability to meet our debt service and other obligations;

• restrictive covenants in our debt instruments and their impact on our ability to operate our casino and pursue our gaming and other business strategies;

• the possibility that creditors who have a security interest in the slot machines and other property used in our casino could foreclose on that collateral, rendering us unable to operate our casino;

• potential environmental compliance issues and environmental liabilities;

• our ability to attract, train and retain qualified management and employees;

• actions that may be taken or omitted by third parties, including customers, suppliers, vendors, competitors and governmental authorities;

• changes in gaming laws or regulations;

• changes or developments in, or adverse interpretations of, laws, rules or regulations, including taxes, applicable to us or the Tribe;

• any proposal to renegotiate our gaming compact with the State of California or any renegotiation of gaming compacts by the Tribe’s gaming competitors that may have a negative impact on the competitive position of our casino;

• the loss of any license or permit or limitations placed on any such licenses or permits required for the operation of our casino or our expansion plans;

• the effects of actual or threatened terrorist attacks and their impact on domestic travel and spending on leisure activities;

• abnormal or severe weather, fires, or acts of God;

• increased energy prices; and

• general domestic or local economic, financial and other conditions, particularly an economic downturn or disruptions in the capital markets.

All future written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. These forward-looking statements reflect our expectations, stated or otherwise, only as of the date of this press release. Except as required by law, we do not intend, and undertake no obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, even if experience or future events make it clear that any expected results expressed or implied by these forward-looking statements will not be realized.

FOR ADDITIONAL INFORMATION

Contact:
Don Duffy
ICR, LLC
203-682-8215